UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (date of earliest event reported):
                     February 24, 2006 (February 24, 2006)


                           Build-A-Bear Workshop, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                  001-32320         43-1883836
   (State or other jurisdiction of     (Commission     (I.R.S. Employer
           incorporation)              File Number)   Identification No.)


1954 Innerbelt Business Center Drive
          St. Louis, Missouri                           63114
(Address of principal executive offices)              (Zip Code)


                                 (312) 423-8000
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)).

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).

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Item 1.01.        Entry into a Material Definitive Agreement.
------------------------------------------------------------

Employment Agreement Amendments

         On February 24, 2006, the Company entered into amendments (collectively, the "Agreement Amendments") to the existing employment agreements between the Company and each of the following executive officers of the Company:
Maxine Clark, Barry Erdos, Tina Klocke, Teresa Kroll and Robert Scott Seay. The Agreement Amendments provide that each executive will be entitled to a bonus provided that the Company reaches certain minimum financial objectives. The minimum bonuses (expressed as a percentage of the executive's base salary for the applicable fiscal year) are as follows: Maxine Clark - 125%; Barry Erdos - 60%; Tina Klocke - 35%; Teresa Kroll - 35%; and Robert Scott Seay - 35%. Also, each of the Agreement Amendments provides that if the executive is terminated for cause, he or she will be afforded the opportunity to discuss the applicable termination date with the Company. Each of the Agreement Amendments modifies the time period by which the executive's bonus will be paid and obligates the Company to indemnify the executive from any tax liabilities arising as a result of such payment being made after such time period. Finally, the Agreement Amendments eliminate certain provisions of the agreements which related only to a previous fiscal year.

         In addition to the terms common to the agreements (as amended) noted above, the Agreement Amendment for Ms. Clark provides that Ms. Clark will receive a bonus for each fiscal year beginning with fiscal year 2005 that will render her the most highly compensated executive at the Company by at least one dollar ($1.00). Ms. Clark's Agreement Amendment also provides that in the event the Company terminates Ms. Clark after her initial employment term is completed without cause or if she terminates her employment with good reason, the Company is obligated to continue her base salary for two years following termination (reduced by the amount of any cash compensation received by a subsequent employer during such period). The Agreement Amendment also modifies the competition restrictions to provide that Ms. Clark may not compete with the Company for a period of two years following termination of her employment (unless such termination is by Ms. Clark for good reason).

         The Agreement Amendment for Mr. Erdos provides that Mr. Erdos is generally entitled to a board seat as a Class III director so long as he is re-elected by the shareholders of the Company, provided that if Mr. Erdos' employment is terminated for any reason that he will promptly resign from the Board.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BUILD-A-BEAR WORKSHOP, INC.



Date: February 24, 2006     By:  /s/ Tina Klocke
                                 --------------------------
                                 Name:  Tina Klocke
                                 Title:  Chief Financial Bear, Secretary and
                                 Treasurer